Exhibit 10.18
Cypress Bioscience, Inc.
2009 Equity Incentive Plan
[Form] Restricted Stock Unit Agreement
     Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement and in consideration of your services, Cypress Bioscience, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2009 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached. Defined terms not explicitly defined in this Restricted Stock Unit Agreement shall have the same meanings given to them in the Plan. In the event of any conflict between the terms in this Restricted Stock Unit Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
     1. Grant of the Award. This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Common Stock.
     2. Vesting.
          (a) In General. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.
          (b) Vesting Acceleration Upon Qualifying Termination. Notwithstanding the foregoing, if you are terminated in a Qualifying Termination, then your Award will immediately vest in full. For purposes of the foregoing vesting acceleration provision, the following definitions shall apply:
               (i) “Cause” means a termination of your employment because you: (A) evidence a pattern of willful breach in any material respect of any material provision of your Employment Agreement or a pattern of willful violation of any reasonable policies or orders of the Board and such pattern of willful breach or violation does not cease within thirty (30) days

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after your receipt of written notice thereof from the Board setting forth in reasonable detail the matters constituting such pattern; or (B) have been convicted of a felony.
               (ii) “Change in Control” means: (A) a sale of all or substantially all of the assets of the Company; (B) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (C) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity’s parent, cash or otherwise, and in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company’s parent; or (D) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least seventy five percent (75%) of the combined voting power entitled to vote in the election of directors of the Company; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
               (iii) “Employment Agreement” means your Amended and Restated Employment Agreement dated December 31, 2008, as amended on December 31, 2009 and as it may be further amended, from time to time, pursuant to agreement by you and the Company.
               (iv) “Good Reason” means you terminate your employment as the Company’s Chief Executive Officer following (A) an uncured material breach of your Employment Agreement by the Company, (B) the relocation of the Company’s executive offices or principal business location to a point more than 30 miles from the San Diego, California area, (C) any action by the Board or direction given by the Board to you that in the reasonable and good faith belief of you is contrary to applicable law or accounting standards or constitutes an unethical business practice, or (D) a demotion or, in the your reasonable and good faith belief, the occurrence of a material reduction in your authority, functions or responsibilities as Chief Executive Officer without your consent; provided, however that the Company shall have thirty (30) days following receipt of written notice by you to the Company of the material breach described in items (A), (C) and (D) above, setting forth in reasonable detail the matter constituting such breach, to cure such breach without triggering your right to resign for Good Reason.
               (v) “Qualifying Termination” means: your termination without Cause or your resignation for Good Reason within the 12 month period following a Change in Control.

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     3. Number of Shares.
          (a) The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
          (b) Any shares, cash or other property that becomes subject to the Award pursuant to this Section 3 and Section 7, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.
          (c) Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.
     4. Securities Law Compliance. You may not be issued any shares under your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
     5. Limitations on Transfer. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.
     6. Date of Issuance.
          (a) The Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 3 above that relate to those vested shares, on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.
          (b) Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your Award are

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scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
     7. Dividends. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares covered by your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares shall be converted into additional shares covered by the Award, and further provided that such additional shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to the Award with respect to which they relate.
     8. Restrictive Legends. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.
     9. Award not a Service Contract.
          (a) Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without Cause and with or without notice. Nothing in this Restricted Stock Unit Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
          (b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or

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Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Restricted Stock Unit Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without Cause and with or without notice.
     10. Withholding Obligations.
          (a) On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
          (b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
          (c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
     11. Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued

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pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     12. Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, if any, and the Company’s insider trading policy, in each case as in effect from time to time.
     13. Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     14. Miscellaneous.
          (a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.
          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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     15. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
     16. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     17. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
     18. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.
     19. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

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